EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (No. 333-280696) on Form S-8 of our report dated December 11, 2024, with respect to the financial statements of Wolf Bone Ranch Partners LLC.

/s/ KPMG LLP
KPMG LLP Houston, Texas

December 30, 2024